UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2010
GSI Commerce, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA	19406

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 491-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 24, 2010, GSI Commerce, Inc. (the “Company”) announced that it entered into an amended and restated $150,000,000 revolving secured credit facility. The credit facility amends and restates the Company’s existing $90,000,000 secured credit facility with a syndicate of banks and will be available for letters of credit, working capital and general corporate purposes, including possible acquisitions.
The terms of the credit facility are set forth in a $150,000,000 Revolving Credit Facility Amended and Restated Credit Agreement, dated as of March 24, 2010, by and among GSI Commerce Solutions, Inc., a subsidiary of the Company (the “Borrower”), the Guarantors named therein (including the Company), the Lenders named therein, PNC Bank, National Association, as administrative agent (“PNC”), and PNC Capital Markets LLC and Bank of America, N.A. “BoA”), as joint lead arrangers and joint bookrunners (the “Credit Agreement”). The Lenders are PNC, BoA, Deutsche Bank AG New York Branch (“DB”), JP Morgan Chase, N.A. (“JP Morgan Chase”), TD Bank, N.A. (“TD”), HSBC Bank USA (“HSBC”), Sovereign Bank (“Sovereign”), UBS Loan Finance LLC (“UBS”), Morgan Stanley Bank (“Morgan Stanley”).
All amounts outstanding under the credit facility are payable March 24, 2013. The interest rate on amounts outstanding under the credit facility will be LIBOR + 200 to 325 basis points, depending on the debt to EBITDA ratio each quarter. The credit facility is collateralized by a first priority perfected lien on all of the personal property of the Borrower and the Guarantors, a first priority perfected lien on the common stock of all wholly owned domestic subsidiaries and 65% of the common stock of all wholly owned first tier foreign subsidiaries and a negative pledge with respect to all of the real property of the Borrower. The Credit Agreement enables the Company to borrow up to $50,000,000 in foreign currencies. The Credit Agreement contains standard covenants, including but not limited to covenants relating to debt to EBITDA ratios, secured debt to EBITDA ratios, fixed charge coverage ratios, liquidity and limitations on mergers and acquisitions, indebtedness, liens, dispositions, dividends, investments and investments in foreign subsidiaries. The Credit Agreement also contains standard events of default, including a change of control provision. Upon an event of default, the Lenders would have the option of accelerating all obligations under the Credit Agreement.
The Company and certain of its subsidiaries are also parties to a $2,000,000 letter of credit facility with PNC and a secured $14,500,000 lease finance facility with affiliates of PNC, Sovereign and TD. The Company and certain of its subsidiaries maintain bank accounts and/or investments accounts with affiliates of PNC, BoA, DB, JP Morgan Chase, Sovereign, TD, and HSBC. An affiliate of BoA provides credit card processing services to the Company and certain of its subsidiaries and a subsidiary of the Company maintains a $5,000,000 purchasing card line with PNC. In addition, affiliates of BoA, UBS and Morgan Stanley have underwritten equity offerings by the Company and selling stockholders.
The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As described in Item 1.01 of this Current Report on Form 8-K, the Company’s existing $90,000,000 secured credit facility was amended and restated pursuant to the Credit Agreement on March 24, 2010. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

10.1
Credit Agreement, dated as of March 24, 2010, by and among GSI Commerce Solutions, Inc., the Guarantors named therein, the Lenders named therein, PNC Bank, National Association, as administrative agent, and PNC Capital Markets LLC and Bank of America, N.A., as joint lead arrangers and joint bookrunners.

99.1	Press Release dated March 25, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.
March 26, 2010	By:	/s/ Michael R. Conn
		Name:	Michael R. Conn
		Title:	Executive Vice President and CFO

EXHIBIT INDEX

Exhibit	Description

10.1
Credit Agreement, dated as of March 24, 2010, by and among GSI Commerce Solutions, Inc., the Guarantors named therein, the Lenders named therein, PNC Bank, National Association, as administrative agent, and PNC Capital Markets LLC and Bank of America, N.A., as joint lead arrangers and joint bookrunners.

99.1	Press Release dated March 25, 2010.

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